UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Earliest Event Reported: September 28, 2004
Commission File No. 1-8968

ANADARKO PETROLEUM CORPORATION
1201 Lake Robbins Drive, The Woodlands, Texas 77380-1046
(832) 636-1000

Incorporated in the State of Delaware	Employer Identification No. 76-0146568

       Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01  Entry into a Material Definitive Agreement

       On September 28, 2004 the Compensation and Benefits Committee (the "Compensation Committee") of the Board of Directors of Anadarko Petroleum Corporation (the "Company") adopted the terms of a deferred compensation plan to be offered to the Company's non-employee directors, executive officers and certain management employees. The plan will provide eligible participants with the following rights, among others:

•	the right to voluntarily defer all or a portion of their eligible compensation for at least three years or until their retirement;
•

non-employee members of the Board of Directors may defer up to 100% of their retainers and meeting fees; eligible Company employees may defer up to 75% of their base compensation and up to 100% of any bonuses they receive;

•	there will be no matching contributions; and
•	participants will direct the investment of any deferred compensation in investments that are similar to the funds in the current Anadarko Employee Savings Plan (excluding Company common stock).

       The four individuals on the Compensation Committee, as non-employee directors, will be eligible to participate in the plan. The plan is expected to be effective January 1, 2005 and a copy is expected to be filed as an Exhibit with the Company's third quarter Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized officer.

ANADARKO PETROLEUM CORPORATION
(Registrant)

September 30, 2004	By:	/s/ Diane L. Dickey
Diane L. Dickey - Vice President and Controller